UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Vixen Pharmaceuticals, Inc.

On March 24, 2016, Aclaris Therapeutics, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Vixen Pharmaceuticals, Inc. (“Vixen”), JAK1, LLC, JAK2, LLC and JAK3, LLC (together with JAK1, LLC and JAK2, LLC, the “Selling Stockholders”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Selling Stockholders.  Pursuant to the Stock Purchase Agreement, the Company acquired all of the issued and outstanding shares of Vixen’s capital stock from the Selling Stockholders (the “Acquisition”).  Following the Acquisition, Vixen will continue as a wholly owned subsidiary of the Company.

Pursuant to the Stock Purchase Agreement, on March 24, 2016, the Company paid an upfront payment of $600,000 and issued an aggregate of 159,420 restricted shares of the Company’s common stock to the Selling Stockholders.  The Company is obligated to make a payment of $100,000 on March 24th of each year, through March 24, 2022, which amounts are creditable against any specified future payments that may be paid under the Stock Purchase Agreement.

Under the Stock Purchase Agreement, the Company has agreed to use commercially reasonable efforts to develop and commercialize at least one product for the treatment of alopecia areata in humans and at least one product for the treatment of androgenetic alopecia in humans, in each case for commercial sale and distribution throughout the United States and such other areas of the world as the Company determines to be commercially prudent.  In the event the Company does not comply with these obligations, the Company is obligated to license, on a non-exclusive basis, certain intellectual property rights related to the products to the Selling Stockholders or their designee, on terms to be mutually agreed to by the parties, among other rights exercisable by the Selling Stockholders.

The Company is obligated to make aggregate payments of up to $18.0 million to the Selling Stockholders upon the achievement of specified pre-commercialization milestones for three products covered by the Vixen patent rights in the United States, the European Union and Japan, and aggregate payments of up to $22.5 million to the Selling Stockholders upon the achievement of specified commercial milestones for products covered by the Vixen patent rights.  With respect to any commercialized products covered by the Stock Purchase Agreement, the Company is obligated to pay the Selling Stockholders specified future payments calculated as a low single-digit percentage of annual net sales, subject to specified reductions, limitations and other adjustments, until the date that all of the patent rights for that product have expired, as determined on a country-by-country and product-by-product basis or, in specified circumstances, ten years from the first commercial sale of such product.  If the Company sublicenses any of Vixen’s patent rights and know-how acquired pursuant to the Stock Purchase Agreement, the Company will be obligated to pay the Selling Stockholders a portion of any consideration the Company receives from such sublicenses in specified circumstances.

The Stock Purchase Agreement contains customary representations, warranties and covenants of each party, and the Company and the Selling Stockholders have agreed to indemnify each other, subject to certain exceptions and limitations, for breaches of such representations, warranties and covenants.  Subject to specified exceptions and extensions in some cases, the representations and warranties survive for 18 months after March 24, 2016.

License Agreement with Columbia University

As a result of the Acquisition, the Company, through Vixen, became party to that certain Exclusive License Agreement, by and between Vixen and the Trustees of Columbia University in the City of New York (“Columbia”), dated as of December 31, 2015 (the “License Agreement”). Pursuant to this License Agreement, Vixen was granted an exclusive, worldwide license under specified Columbia patent rights and a non-exclusive, worldwide license under specified Columbia know-how in all fields to develop and commercialize a product that otherwise infringes a Columbia patent right or uses Columbia know-how.  Vixen’s rights to this Columbia intellectual property cover the use of specified Janus kinase inhibitor compounds for the potential treatment of alopecia areata, androgenetic alopecia and other dermatological conditions.

Under the License Agreement, Vixen is obligated to pay Columbia an annual license fee of $10,000, subject to specified adjustments for patent expenses incurred by Columbia and creditable against any royalties that may be paid under the License Agreement.  Vixen is also obligated to pay up to an aggregate of $11.6 million upon the achievement of specified commercial milestones, including specified levels of net sales of products covered by Columbia patent rights and/or know-how, and royalties at a sub-single-digit percentage of annual net sales of products covered by Columbia patent rights and/or know-how, subject to specified adjustments.  If Vixen sublicenses any of Columbia’s patent rights and know-how acquired pursuant to the License Agreement, Vixen will be obligated to pay Columbia a portion of any consideration Vixen receives from such sublicenses in specified circumstances.

 The royalties, as determined on a country-by-country and product-by-product basis,  are payable until the date that all of the patent rights for that product have expired, the expiration of any market exclusivity period granted by a regulatory body or, in specified circumstances, ten years from the first commercial sale of such product.

The Company has agreed to use commercially reasonable efforts to develop and commercialize at least one product. In the event the Company does not comply with this obligation, Columbia has the option to terminate the license or convert the exclusive patent license to a non-exclusive patent license. Further, in the event the Company does not comply with its obligations under the Stock Purchase Agreement to develop and commercialize products, its rights under the License Agreement may revert to a party to be designated by the Selling Stockholders.

The License Agreement terminates on the date of expiration of all royalty obligations thereunder unless earlier terminated by either party for a material breach, subject to a specified cure period. Vixen may also terminate the License Agreement without cause at any time upon advance written notice to Columbia.

Columbia is responsible for maintaining and prosecuting the patent rights, giving due consideration to the Company’s reasonable comments related thereto.

The foregoing summaries of the Stock Purchase Agreement and the License Agreement are not complete and are qualified in their entirety by reference to the Stock Purchase Agreement and the License Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On March 24, 2016, the Acquisition was completed.  The information provided in Item 1.01 with respect to the Acquisition is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 related to the issuance of the Company’s common stock to the Selling Stockholders is hereby incorporated by reference under this Item 3.02.  The shares of the Company’s common stock issued pursuant to the Stock Purchase Agreement were offered and sold in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act. Each of the Selling Stockholders represented to the Company that they acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. The Selling Stockholders also represented to the Company that they were accredited investors as defined in Rule 501 promulgated under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On March 28, 2016, the Company issued a press release announcing its entry into the Stock Purchase Agreement and the closing of the Acquisition. A copy of this press release is furnished herewith as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: March 30, 2016		Frank Ruffo Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated March 28, 2016.